UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PERTH MINT PHYSICAL GOLD ETF

(Exact name of registrant as specified in its charter)

New York (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

2 Hanson Place

Brooklyn, New York 11217

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
Perth Mint Physical Gold ETF Shares	NYSE Arca, Inc.	61-1848163

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. [  ]:

Securities Act registration statement file number to which this form relates: 333-224389

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares of the Perth Mint Physical Gold ETF (the “Fund”) to be registered hereunder is set forth in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission (EDGAR Accession No. 0001398344-18-010799) on July 30, 2018 (Securities Act File Number 333-224389), which description is incorporated herein by reference, including any forms of prospectuses filed by the Registrant, on behalf of the Fund, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on the NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2018

EXCHANGE TRADED CONCEPTS, LLC
Administrative Sponsor of Perth Mint Physical Gold ETF

By:	/s/ J. Garrett Stevens
J. Garrett Stevens
Chief Executive Officer